As filed with the Securities and Exchange Commission on July 16,
1997.
                       Registration Statement No. 333- _____

               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549
                      ____________________

                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933
                      ____________________

               MAINSTREET BANKGROUP INCORPORATED
     (Exact name of Registrant as specified in its Charter)

      Virginia                                    54-1046817
(State or other jurisdiction of    (I.R.S. Employer Identification Number)
             incorporation or organization)
                     200 East Church Street
                 Martinsville, Virginia  24112
                         (540) 666-6724
  (Address of principal executive office, including zip code)

               MAINSTREET BANKGROUP INCORPORATED
                   1997 STOCK INCENTIVE PLAN
                    (Full title of the Plan)
                      ____________________

                       Rebecca J. Jenkins
             Executive Vice President and Secretary
               MainStreet BankGroup Incorporated
                     200 East Church Street
                 Martinsville, Virginia  24112
                         (540) 666-3272

(Name, address, including zip code, and telephone number includi ng area code, of agent for service)

                        With copies to:
                      Lathan M. Ewers, Jr.
                       Hunton & Williams
                      951 East Byrd Street
                 Richmond, Virginia 23219-4074
                         (804) 788-8200
                      ____________________

                CALCULATION OF REGISTRATION FEE
                            Proposed    Proposed
   Title of     Amount to    maximum     maximum    Amount of
  securities       be       offering    aggregate  registration
    to be      registered     price     offering      fee
  registered                per share     price
Common Stock
without par      550,000   $27.125(*)  $14,918,750   $4,521
value            shares

(*) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $27.125 per share, which was the average of the high and low prices of the Common Stock on the NASDAQ July 9, 1997, as reported in the Wall Street Journal.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     Not required to be filed with the Securities and Exchange
Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual
Information.

     Not required to be filed with the Commission.



                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by MainStreet BankGroup Incorporated (the "Company") with the Commission (file No. 0-
8622) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and
(iii) the description of the Company's Common Stock (the "Common Stock") contained in the Company's registration statement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all amendments and reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     As permitted by the Virginia Stock Corporation Act, the Amended and Restated Articles of Incorporation of the Company (the "Articles") eliminate all liability of the Company's directors and officers for monetary damages to the Company or its shareholders except in the event of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Articles also require indemnification of any person against liability incurred in connection with any proceeding to which that person is made a party by reason of (i) his service to the Company as a director or officer or (ii) his service as director, officer, trustee or partner to some other enterprise at the request of the Company, except in the event of willful misconduct or a knowing violation of the criminal law.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit No.

4.1 Articles of Incorporation of the Company (Incorporated herein by reference from Form 8-A filed electronically on March 15, 1996.

4.2 Bylaws of the Company (Incorporated herein by reference from Form 8-A filed electronically on March 15, 1996.

4.3  MainStreet BankGroup Incorporated 1997 Stock Incentive
     Plan.

5 Opinion of Hunton & Williams as to the legality of the securities being registered.

23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

23.2 Consent of Coopers & Lybrand L.L.P.

25   Power of Attorney for Officers and Directors (included on
signature page).

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

                              (i)  To include any prospectus
                    required by Section 10(a)(3) of the
                    Securities Act of 1933, as amended (the
                    "Securities Act");

                              (ii) To reflect in the prospectus
                    any facts or events arising after the
                    effective date of the registration statement
                    (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                              (iii)     To include any material
                    information with respect to the plan of
                    distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Martinsville, Virginia, on this 16th day of July, 1997.


                         MAINSTREET BANKGROUP INCORPORATED
                                        (Registrant)

                         By   /s/Michael R. Brenan
                              Michael R. Brenan, President,
                              Chairman of the Board and
                              Chief Executive Officer and
                              Director


                        POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 16, 1997. Each of the directors and/or officers of MainStreet BankGroup Incorporated whose signature appears below hereby appoints Michael R. Brenan, James E. Adams, Rebecca J. Jenkins and Lathan
M. Ewers, Jr., and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments, to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable MainStreet BankGroup Incorporated to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.


          Signature                Title


By /s/ Michael R. Brenan
      Michael R. Brenan            President, Chairman of the
                                   Board and Chief Executive
                                   Officer (Principal Executive
                                   Officer)

By /s/ James E. Adams              Executive Vice President,
        James E. Adams             Chief Financial Officer and
                                   Treasurer (Principal Financial
                                   and Accounting Officer)

By /s/ W. Christopher Beeler,      Director
Jr.
  W. Christopher Beeler, Jr.


By /s/ Thomas B. Bishop            Director
       Thomas B. Bishop


By                                 Director
    William L. Cooper, III


By /s/ Billy P. Craft              Director
        Billy P. Craft


By                                 Director
        Philip W. Dean


By /s/ I. Patricia Henry           Director
      I. Patricia Henry


By /s/ George J. Kostel            Director
       George J. Kostel


By /s/ Larry E. Hutchens           Director
      Larry E. Hutchens


By                                 Director
 William O. McCabe, Jr., M.D.


By                                 Director
     Albert L. Prillaman
                          EXHIBIT INDEX


                                                  Sequentially
    Exhibit No.       Description                 Number Page

        4.1           Articles of Incorporation
                      of the Company
                      (Incorporated herein by
                      reference from Form 8-A
                      filed electronically on
                      March 15, 1996).

        4.2           Bylaws of the Company
                      (Incorporated herein by
                      reference from Form 8-A
                      filed electronically on
                      March 15, 1996.)

        4.3           MainStreet BankGroup
                      Incorporated 1997 Stock
                      Incentive Plan

         5            Opinion of Hunton &
                      Williams as to the
                      legality of the
                      securities being
                      registered.

        23.1          Consent of Hunton &
                      Williams (included in the
                      opinion filed as Exhibit
                      5 to the Registration
                      Statement).

        23.2          Consent of Coopers &
                      Lybrand L.L.P.

         24           Power of Attorney for
                      Officers and Directors
                      (included on signature
                      page).









                        Document #: 22789